Exhibit 1.1

Execution Version

$60,000,000

5.625% Fixed to Floating Rate Subordinated Notes due 2030

COBIZ FINANCIAL INC.

(a Colorado corporation)

UNDERWRITING AGREEMENT

June 22, 2015

J.P. Morgan Securities LLC

Keefe, Bruyette & Woods, Inc.

As representatives of the several underwriters

c/o                   J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue

5th Floor

New York, New York 10019

Ladies and Gentlemen:

CoBiz Financial Inc., a Colorado corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) $60,000,000 aggregate principal amount of the Company’s 5.625% Fixed to Floating Rate Subordinated Notes due 2030 (the “Notes”) pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”).  The Notes are to be issued pursuant to an indenture, dated as of June 25, 2015 (the “Base Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of June 25, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  J.P. Morgan Securities LLC (“JPM”) and Keefe, Bruyette & Woods, Inc. (“KBW”) have agreed to act as representatives of the Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.  To the extent there are no additional Underwriters listed on Schedule I, the term “Representatives” as used herein shall mean JPM and KBW, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company confirms as follows its agreement with the several Underwriters in connection with the purchase and sale of the Notes.

1.                                      The Company represents and warrants to, and agrees with, the Underwriters that, at the date hereof, at the Applicable Time (as defined in Section 1(iv) herein) and at the Closing Date (as defined in Section 4 herein):

(i)                                     the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-190361) (the “Initial Registration Statement”) in respect of various securities, including the Notes; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities

Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document amending or supplementing the Initial Registration Statement has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), each in the form heretofore delivered to the Underwriters) (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Notes, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act Regulations to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by the preliminary prospectus supplement relating to the Notes immediately prior to the Applicable Time, is hereinafter collectively called the “Pricing Prospectus”; the Basic Prospectus, as amended and supplemented by the final prospectus supplement relating to the Notes filed with Commission pursuant to Rule 424(b) of the Securities Act Regulations in accordance with Section 5(a) herein, is hereinafter collectively called the “Prospectus”; any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 prior to the execution of this Agreement; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case at or after the execution of this Agreement; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement, in each case, prior to the execution of this Agreement; for purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); and all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto (or other references of like import) shall be deemed to include all such financial statements (including pro forma financial information) and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or such amendment or supplement, as the case may be;

(ii)                                  each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto and any part thereof has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto and any part thereof has been issued under the Securities Act and no proceedings for that purpose are pending, have been instituted or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with;

(iii)                               (1)                                 (A)                               at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at the Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company makes no representations or warranties as to that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1)

under the 1939 Act of the Trustee and (B) as of the date of the Prospectus and any amendment or supplement thereto and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (iii)(1)(A) and (B) above shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by such Underwriter up to the date hereof is that described as such in Section 10(b) herein (collectively, the “Underwriter Information”), and no order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus (as defined below) or the Prospectus or any amendment or supplement thereto has been issued by the Commission; it being understood that “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) (a “Road Show”) whether or not required to be filed with the Commission, (iii) is the final term sheet in the form set forth on Schedule II hereto, reflecting solely the final terms of the Notes (the “Final Term Sheet”) or (iv) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g);

(2)                                 (A)                               the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus complied in all material respects when used or filed with the Commission with the requirements of the Securities Act and the Securities Act Regulations and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties in this clause (iii)(2)(A) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with the Underwriter Information, (B) the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, (C)  all disclosures contained in the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable, (D) there are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required, and (E) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(3)                                 the Company meets the requirements for the use of Form S-3 under the Securities Act and the use of such form for the offering of the Notes is appropriate under the Securities Act Regulations, and the Company is eligible under the Securities Act to furnish information under Form S-3 by incorporating such information by reference to Company filings made pursuant the Exchange Act, and the Company was not, at the time of initial filing of the Registration Statement or at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Notes, and is not, at the date hereof, an “ineligible issuer” (as defined in Rule 405);

(4)                                 the documents incorporated or deemed incorporated by reference in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations of the Commission under the Exchange Act, including, to the extent applicable, Commission Industry Guide 3 (the “Exchange Act Regulations”) and, when read together with the other information in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, at the time issued and at the time it became effective, did not and will not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this clause (iii)(4) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with the Underwriter Information;

(iv)                              for the purposes of this Agreement, the “Applicable Time” is 5:50 P.M.  (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectus(es) listed in Schedule III hereto, if any, considered together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (iv) shall not apply to statements in or omissions from the Pricing Disclosure Package or an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(v)                                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, management, financial position, shareholders’ equity, results of operations or prospects of the Company and each of its direct and indirect subsidiaries (the “Subsidiaries”), considered as one enterprise (a “Material Adverse Effect”).

(vi)                              (1)                                 the Company is duly registered and qualified as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and each of the Company, its subsidiary bank, CoBiz Bank, a Colorado state-chartered bank (the “Bank”), and each of the other Subsidiaries is in compliance in all material respects with all applicable laws administered by and rules and regulations of the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”), the Colorado Division of Banking and any other federal or state bank or other regulatory authority (collectively, the “Regulatory Authorities”) with jurisdiction over the Company, the Bank, or any of the other Subsidiaries, as applicable;

(2)                                 the activities of the Company and each of its Subsidiaries are permitted under applicable federal and state banking laws and regulations and all other applicable federal and state laws, except where the failure to be permitted would not have a Material Adverse Effect, and the Company has all necessary approvals, including the approval of the Regulatory Authorities to own, directly or indirectly, the capital stock of the Subsidiaries;

(3)                                 the deposit accounts of the Bank are insured by the FDIC up to the maximum amount provided by law, and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened;

(4)                                 the operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except where the failure to comply with any such laws would not, individually or in the aggregate, have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to any Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(vii)                           none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(viii)                        each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and all of such capital stock (or other ownership interest) is valued on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles in the United States of America (“GAAP”);

(ix)                              (1)                                 the Company has an authorized capitalization as set forth in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus in all material respects, and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(2)                                 since the date of the filing of the Initial Registration Statement, all offers and sales of the Company’s capital stock and other equity or debt securities prior to the date hereof were made in compliance in all material respects with, or were the subject of an available exemption from, the Securities Act and all other applicable state and federal laws or regulations;

(x)                                 this Agreement, the Indenture and the Notes conform to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus in all material respects;

(xi)                              the Indenture has been duly authorized by the Company and, at the Closing Date, will be duly qualified under the 1939 Act and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(xii)                           the Notes have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when authenticated by the Trustee in the manner provided for in the Indenture and executed and delivered by the Company pursuant to his Agreement against payment of the consideration set forth herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;

(xiii)                        this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company;

(xiv)                       the issue and sale of the Notes by the Company, the execution and delivery of this Agreement and the Indenture by the Company and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except where the violation or default would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of its Subsidiaries; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except where the violation would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes by the Company, the execution and delivery of this Agreement and the Indenture by the Company or the consummation by the Company of the transactions contemplated herein or therein, except the registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters, or except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect;

(xv)                          (1)                                 Crowe Horwath LLP, the accounting firm that has certified the financial statements of the Company and the Subsidiaries, are independent registered public accountants with the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, (2) the financial statements, together with related schedules and notes, included in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply, (3) such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein, and (4) the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement, except as may be disclosed therein;

(xvi)                       the Company (on a consolidated basis) has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus; since the respective dates as of which information is given in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, (1) there has not been any change in the capital stock (except any change from (A) the exercise of options to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) granted pursuant to the Company’s benefit plans or (B) the issuance of Common Shares pursuant to the Company’s stock incentive plans, dividend reinvestment plans, stock purchase plans, retirement plans, senior officer retirement plans or 401(k) plans) or long-term debt (except any change from the repayment of any Federal Home Loan Bank advance or borrowing upon its maturity) of the Company on a consolidated basis, (2) there has not been any event that would constitute a Material Adverse Effect, or any development involving a prospective event that may reasonably be expected to have a Material Adverse Effect, (3) except as set forth in the

Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by, the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, and (4) except for regular quarterly dividends on the Common Shares and dividends on the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C held by the United States Department of the Treasury under the Small Business Lending Fund Program (the “Series C Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(xvii)                    neither the Company nor any of its Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except in the case of clauses (2), (3) and (4) where the violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xviii)                 the Company and each Subsidiary has good and marketable title to all real property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus or except where the lien, encumbrance or defect would not, individually or in the aggregate, have a Material Adverse Effect, and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases except such as are described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus or except where the defect in interest would not, individually or in the aggregate, have a Material Adverse Effect;

(xix)                       other than as set forth in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xx)                          (1)                                 the Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, and are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, and (2) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits; except in the case of clauses (1) and (2) where the failure to possess or comply with such Permit would not, individually or in the aggregate, have a Material Adverse Effect;

(xxi)                       the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) used in carrying on their businesses as described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, except where the defect in ownership would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries, except where such claims if determined adversely, would not, individually or in the aggregate, have a Material Adverse Effect;

(xxii)                    no labor dispute with the employees of the Company or its Subsidiaries which, individually or in the aggregate, have a Material Adverse Effect exists, or, to the knowledge of the Company, is imminent;

(xxiii)                 the Company and its Subsidiaries are insured against such material losses and risks and in such amounts as are customary in the businesses in which they are engaged;

(xxiv)                the allowance for loan and lease losses included in the most recent financial statements of the Company are at an appropriate level in light of estimated credit losses within the Company’s and its Subsidiaries’ portfolio of loans and leases as of the date of those financial statements and was prepared in accordance with GAAP and the regulations and policies of the Regulatory Authorities having jurisdiction over the Company and its Subsidiaries;

(xxv)                   the Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with GAAP, has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, (1) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries, to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxvi)                the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, and such disclosure controls and procedures are effective, and the Company has complied and continues to comply in all material respects with the corporate governance compliance guidelines set forth in the NASDAQ listing standards;

(xxvii)             all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken or except as would not have a Material Adverse Effect, and the Company and the Subsidiaries have (1) filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and (2) paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith or where failure to file such returns or pay such taxes would not have a Material Adverse Effect;

(xxviii)          neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect, and the Company is not aware of any pending investigation which alleged such a claim;

(xxix)                each employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no material prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no material “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; the fair market value of the assets of each such plan exceeds the present value of all benefits accrued under such plan (determined based on those assumptions used to fund such plan); no material “reportable event” (within the meaning of Section 40431 of ERISA) has occurred or is reasonably expected to occur; and neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the plan or premiums to the PBGC, in the ordinary course and without default) in respect of a plan (including a “multi employer plan”, within the meaning of Section 4001(aX3) of ERISA);

(xxx)                   neither the Company nor any of its Subsidiaries, or to the Company’s knowledge any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (3) made any unlawful bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxi)                except as described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus and except for the warrant to acquire 895,968 Common Shares originally issued to the U.S. Department of the Treasury under the Capital Purchase Program, neither the Company nor any Subsidiary has outstanding, on the date of this Agreement, or will have outstanding, at the Closing Date any options to purchase or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares or any such warrants, convertible securities or obligations, and except for the Company’s obligation to register the shares of the Series C Preferred Stock (for which the Company has filed a registration statement on Form S-3 with the Commission (File No. 333-177216)), there are no persons with registration rights or other similar rights to have securities registered in connection with the filing of the Registration Statement or otherwise registered by the Company under the Securities Act;

(xxxii)             the Company is not and, after giving effect to the offering and sale of the Notes as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(xxxiii)          the Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Notes, will not distribute any offering materials in connection with the offering and sale of the Notes, other than the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any communication that is not deemed to be a prospectus or an offer of securities under the Securities Act or the Securities Act Regulations and, subject to compliance with Section 6 herein, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or for any other purpose;

(xxxiv)         other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee as a result of the transactions contemplated by this Agreement;

(xxxv)            other than the Notes, the Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act;

(xxxvi)         any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the sale and delivery of the Notes to the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.                                      Subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 98.75% of the aggregate principal amount of the Notes (the “Purchase Price”), the aggregate principal amount of the Notes set forth in Schedule I opposite the name of such Underwriter.

3.                                      It is understood that the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

4.                                      The Company will deliver the Notes to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the account(s) specified by the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, New York time, on June 25, 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Notes.

5.                                      The Company covenants and agrees with the Underwriters as follows:

(a)                                 For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes, the Company, subject to Section 5(b) herein, will comply with the requirements of Rule 430B under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, to furnish the Underwriters with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments on the Registration Statement or the Prospectus or the documents incorporated by reference therein from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.  For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes, the Company will effect the filings necessary pursuant to Rule 424(b) under the Securities Act within the time period required thereby, and will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Notes, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment or supplement to the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the later to occur of the Closing Date and the completion of the distribution of the Notes and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  For the purposes of clarity, nothing in this Section 5(b) shall restrict the Company from making any filings required under the Exchange Act or the Exchange Act Regulations.

(c)                                  If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, at the request of the Representatives, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)                                 The Company will, upon request, deliver to the Underwriters, without charge, (i) a signed copy of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts and (ii) a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  The Company has delivered to the Underwriters, without charge, as many electronic copies of each Preliminary Prospectus as the Representatives reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to the Underwriters, without charge, prior to 5:30 P.M. (New York City time) on the second business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Notes under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of electronic copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   The Company will comply in all material respects with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus.  If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Notes under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the same will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser), or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) herein, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request, (i) if such untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information, and (ii) in other cases, without charge to any Underwriter.  The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g)                                  The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement, which need not be audited (in form complying with the provisions of Rule 158 under the Securities Act), covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h)                                 The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.

(i)                                     During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not, and will not permit any Subsidiary to, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities or nonconvertible preferred stock of the Company or any of its Subsidiaries.

(j)                                    The Company, during the period when a prospectus is required to be delivered in connection with sales of the Notes under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will (i) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations and (ii) file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(k)                                 During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional public information concerning the business, financial condition, cash flows, capital and results of operations of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that, in the case of clauses (i) and (ii), the Company shall be deemed to have furnished and delivered any such report, communication, financial statement, document, information or other document if and when such report, communication, financial statement, document, information or other document is available through EDGAR on the Commission’s website.

(l)                                     If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(m)                             If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within two business days from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Notes.  As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Notes, (ii) it shall disclose the same information as such paper Preliminary Prospectus, the Pricing Prospectus, such Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, the Pricing Prospectus, such Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by the Representatives, it has included or will include in a document filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, the Pricing Prospectus, such Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement to such investor or representative.

(n)                                 Prior to the Applicable Time, the Company will prepare and deliver to the Underwriters the Final Term Sheet set forth in Schedule II in form and substance satisfactory to the Representatives.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Final Term Sheet and any such free writing prospectus consented to by the Representatives or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule III hereto.  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o)                                 The Company shall use its commercially reasonable best efforts to permit the Notes to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(p)                                 The Company shall use its best efforts to obtain a subordinated debt rating from Kroll Bond Rating Agency, Inc. (“Kroll”) with regard to the Notes.

6.

(a)                                 Each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(d)                                 The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

7.                                      The Company will use its reasonable best efforts, in cooperation with the Representatives, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period as long as may be necessary to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Representatives may request.

8.                                      The Company covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, each Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes; (iv) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 7, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to $5,000; (v) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Notes; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters; (viii) the cost and charges of any paying agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Notes; (x) any fees and expenses payable in connection with rating of the Notes or making the Notes eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC; and (xi) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

9.                                      The obligations of the Underwriters hereunder to purchase the Notes on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Pricing Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by

10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Pricing Prospectus or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no reasonable satisfaction.

(b)                                 The representations and warranties of the Company contained herein are true and correct on and at the Closing Date as if made on and at the Closing Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)                                  (i)                                     The Company (on a consolidated basis) shall not have sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (1) there shall not have been any change in the capital stock (except any change from (A) the exercise of options to acquire Common Shares granted pursuant to the Company’s benefit plans or (B) the issuance of Common Shares pursuant to the Company’s stock incentive plans, dividend reinvestment plans, retirement plans, senior officer retirement plans or 401(k) plans) or long-term debt (except any change from the repayment of any Federal Home Loan Bank advance or borrowing upon its maturity) of the Company on a consolidated basis or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Closing Date, on the terms and in the manner contemplated in the Pricing Prospectus.

(d)                                 The Underwriters shall have received on and at the Closing Date a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (i) that the matters set forth in Section 9(a) and (b) are true and correct (with respect to the respective representations, warranties, agreements and conditions of the Company), (ii) that none of the situations set forth in clause (i) or (ii) of Section 9(c) shall have occurred and (iii) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated by the Commission.

(e)                                  On the Closing Date, the Underwriters shall have received the favorable opinion and letter, dated the Closing Date, of Sherman & Howard L.L.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

(f)                                   On the Closing Date, the Underwriters shall have received the favorable opinion, dated the Closing Date, of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, with respect to the due authorization, validity, binding effect and enforceability of the Notes and other related matters as the Underwriters may request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such opinion.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters.  Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(g)                                  At the time of execution of this Agreement, Crowe Horwath LLP shall have furnished to the Underwriters a letter, dated the date of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and other financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(h)                                 On the Closing Date, the Underwriters shall have received from Crowe Horwath LLP a letter, dated the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 9(g) except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(j)                                    On the date of this Agreement, the Notes shall be rated at least BBB by Kroll and the Company shall have delivered to the Representatives a letter dated the date hereof, from Kroll, or other evidence satisfactory to the Representatives, confirming that the Notes have such rating; such letter shall be in full force and effect at the Closing Date. Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date, there shall not have occurred any downgrading in or withdrawal of the rating of the Notes or any other securities issued or guaranteed by the Company or any review or possible change of the rating of the Notes that does not indicate an improvement, or any notice relating to any of the foregoing, in each case by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

(k)                                 On the Closing Date, the Notes shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(l)                                     On or after the Applicable Time, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the NASDAQ or the New York Stock Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ, (iii) a general moratorium on commercial banking activities declared by any of Federal, New York State, Colorado State or Arizona State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Closing Date, on the terms and in the manner contemplated in the Prospectus.

(m)                             On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

10.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, the Basic Prospectus, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by such Underwriter through the Representatives to the Company up to the date hereof consists of the following information in the Prospectus:

The statements with respect to the offering of the Notes by the Underwriters set forth in the third sentence of the sixth paragraph and the first and fourth sentences of the seventh paragraph, in each case under the “Underwriting” section of the Pricing Prospectus and the Prospectus.

(c)                                  Promptly after receipt by an indemnified party under Section 10(a) or 10(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been materially prejudiced by such failure).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the prior written consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to assume or direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a) shall be selected by the Representatives.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for this purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(d), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the parties to this Agreements contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.

(a)                                 If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in the discretion of the Representatives arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such

Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of Notes to be purchased hereunder, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of Notes to be purchased hereunder, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 10 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.                               Notwithstanding anything herein contained, this Agreement may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date any of the following shall have occurred:  (i) a suspension or material limitation in trading in securities generally on the NASDAQ or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by any of Federal, New York State, Colorado State or Arizona State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Closing Date, on the terms and in the manner set forth in the Prospectus.

If this Agreement is terminated pursuant to this Section, such termination will be without liability of any party to any other party except as provided in Section 13 herein.

13.                               The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.  If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of any of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8 (provided, however, that in no event shall the amount of such reimbursement to or on behalf of the Underwriters or their counsel exceed $50,000), the respective obligations of the Company and the Underwriters pursuant to Section 10 and the provisions of this Section 13 and Section 14 and Section 17 shall remain in effect and, if any Notes have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect.  Subject to the immediately preceding sentence, if this Agreement shall be terminated by the Representatives under Section 9 (other than Section 9(l)) or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder, but the Company shall then be under no further liability to the Underwriters except as provided in Section 10.

14.                               This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Notes from the Underwriters shall be deemed to be a successor or assign by reason merely of such purchase.

15.                               All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk (tel. no. (212) 834-4533) and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 5th Floor, New York, New York 10019 (fax no.:  (212) 497-8105), Attention:  Brian Heller, Esq. Notices to the Company shall be given to it at 821 17th Street, Denver, Colorado 80202 (fax no.:  (720) 264-1958); Attention:  Lyne Andrich, Executive Vice President and Chief Financial Officer.

16.                               This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf’ format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf’ format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

17.                               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.                               The parties hereby submit to the jurisdiction of and venue in the state or federal courts located in New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter provided herein.

19.                               The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that an Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to the Company, in connection with the offering contemplated hereby or the process leading thereto.

20.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof

22.          The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

24.          Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms.  The term “including,” whenever used in any provision of this Agreement, means including but without limiting the generality of any description preceding or succeeding such term.  Each reference to a person or entity shall include a reference to the successors and assigns of such person or entity.

[Signatures appear on the following pages]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters.

Very truly yours,

COBIZ FINANCIAL INC.

By:	/s/ Lyne Andrich
Name: Lyne Andrich
Title: EVP & CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Patrick Koster
	Name:	Patrick Koster
	Title:	Managing Director

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of Securities
J.P. Morgan Securities LLC	$30,000,000
Keefe, Bruyette & Woods, Inc.	$30,000,000
Total	$60,000,000

I-1

SCHEDULE II

Final Term Sheet

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated June 22, 2015

Prospectus dated August 21, 2013

Registration No. 333-190361

CoBiz Financial Inc.

$60,000,000

5.625% Fixed to Floating Rate Subordinated Notes due 2030

Final Term Sheet

June 22, 2015

Issuer:	CoBiz Financial Inc
Security Type:	5.625% Fixed to Floating Rate Subordinated Notes due 2030
Security Ratings:*	[Reserved]
Principal Amount:	$60,000,000
Pricing Date:	June 22, 2015
Settlement Date:	June 25, 2015 (T+3)
Stated Maturity Date:	June 25, 2030
Interest Payment Dates:

Each June 25 and December 25, commencing December 25, 2015, through June 25, 2025, and thereafter March 25, June 25, September 25 and December 25 of each year through the Stated Maturity Date, unless in any case previously redeemed

Interest Rate:

Unless previously redeemed, the notes will bear interest (i) from, and including, the settlement date to, but excluding, June 25, 2025, at a fixed rate equal to 5.625% per year and (ii) from, and including, June 25, 2025, at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 317 basis points (3.17%).

Price to Public:	100% of Principal Amount
Underwriting Discount:	1.25% of Principal Amount
Net Proceeds to Issuer (after underwriting discount, but before expenses):	$59,250,000
Optional Redemption; Redemption Upon Special Events:

Subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required, we may, at our option, beginning with the interest payment date of June 25, 2025 and on any interest payment date thereafter, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

In addition, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required, we may, at our option, redeem the notes in whole but not in part upon the occurrence of (1) a “Tax Event,” (2) a “Tier 2 Capital Event” or (3) a “1940 Act Event,” in each case, at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the redemption date.

II-1

Subordination:	The notes will be subordinate in right of payment to all senior indebtedness of the Company as described in the preliminary prospectus supplement and the accompanying prospectus.
CUSIP / ISIN:	190897 AA6 / US190897AA60
Book-Running Managers:	J.P. Morgan Securities LLC Keefe, Bruyette & Woods, Inc., A Stifel Company

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or Keefe, Bruyette & Woods, Inc. toll-free at (800) 966-1559.

SCHEDULE III

Final Term Sheet on Schedule II hereto